UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

_______________________

CRYPTO-SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	33-0439333
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

711-8 Lee Centre Dr. Scarborough, ON, Canada	M1H 3H9
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.      .

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  X .

Securities Act registration statement file number to which this form relates: Form S-1, File No. 333-200760

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001 per share, of Crypto-Services, Inc.., a Nevada corporation (the “Registrant”), is qualified in its entirety by reference to the full text of the Articles of Incorporation and Bylaws of the Registrant, which are set forth as Exhibits 3.1 and 3.2 to the registration statement on Form S-1 filed on December 5, 2014 and are incorporated herein by reference.

A description of the Registrant’s common stock is set forth under “Description of Securities to be Registered” in the Registrant’s registration statement on Form S-1 (File No. 333-200760), filed with the U.S. Securities and Exchange Commission on December 5, 2014 and declared effective on April 10, 2015.

Item 2.	Exhibits.

Exhibit No.	Description

3.1*	Articles of Incorporation of the Registrant

3.2*	By-laws of the Registrant

* Previously filed as equivalent exhibit number to the Registrant’s Registration Statement on Form S-1 filed on December 5, 2014 (File No. 333-200760) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Crypto-Services, Inc.
Date: December 29, 2015	By:	/s/ Gordon Hum
Gordon Hum
Chief Executive Officer